Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-36265, 333-68285, 333-72921, 333-47508, 333-90414, 333-129986, 333-136295, 333-151560, 333-189232, 333-192723, 333-200806, 333-218500, 333-231914, and 333-256594 on Form S-8 of our report dated March 15, 2022, relating to the financial statements of The Gap, Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the fiscal year ended January 29, 2022.

/s/Deloitte & Touche LLP

San Francisco, California
March 15, 2022